Designated Filer:  Warburg, Pincus Equity Partners, L.P.
Issuer & Ticker symbol:  ev3 Inc. [EVVV]
Date of Event Requiring Statement:  July 9, 2010

JOINT FILERS’ NAMES AND ADDRESSES

1.  Name:  Warburg, Pincus Equity Partners, L.P.
Address:  c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017

2.  Name:  Warburg Pincus Partners, LLC
Address:  c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017

3.  Name:  Warburg Pincus & Co.
Address:  c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017

4.  Name:  Warburg Pincus LLC
Address:  c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017